Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Covenant Logistics Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 16, 2024, with respect to the consolidated financial statements of Transport Enterprise Leasing, LLC, included in the Annual Report on Form 10-K of Covenant Logistics Group, Inc. for the year ended December 31, 2023.

/s/ Coulter & Justus, P.C.

Knoxville, Tennessee
May 9, 2024

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